Exhibit 10.3

Ball Corporation

Directors Deposit Share

Program

Confidential

Effective Date April 25, 2001

Amended and Restated July 27, 2016

Table of Contents

l.	Purpose		1
2.	Definitions		1
	2.1	“Award Date”	1
	2.2	“Award Letter”	1
	2.3	“Acquisition Period”	1
	2.4	“Change in Control”	1
	2.5	“Committee”	1
	2.6	“Effective Date”	1
	2.7	“Grant Date”	1
	2.8	“Holding Period”	1
	2.9	“Newly Acquired Shares”	1
	2.10	“Participant”	1
	2.11	“Program”	1
	2.12	“Restricted Stock Units”	1
	2.13	“Voluntary Resignation”	1
3.	Restricted Stock Unit Grant		2
	3.1	Form of Grant	2
	3.2	Minimum Number of Newly Acquired Shares	2
	3.3	Grant Date	2
4.	Holding Period for the Newly Acquired Shares		2
5.	Lapse of Restrictions/Forfeiture of Restricted Stock Units		2
6.	Additional Cash Payment/Dividend Equivalents		3
7.	Miscellaneous		3
	7.1	Administration of the Program	3
	7.2	Amendment and Termination of Program	3
	7.3	Successors and Mergers, Consolidations, or Change in Control	3
	7.4	Gender, Singular and Plural	3
	7.5	Captions	3
	7.6	Applicable Law	3
	7.7	Validity	3

Effective Date April 25, 2001

Amended and Restated July 27, 2016

Directors Deposit Share Program (“Program”)

l.            Purpose

To encourage Directors to acquire a larger equity ownership interest in the Corporation to further align their personal interests with the interests of the shareholders of the Corporation, in order to promote share price growth and enhancement of shareholder value.

2.            Definitions

2.1        “Award Date” means the actual date the Participant is given the opportunity to purchase Newly Acquired Shares pursuant to the Program.

2.2        “Award Letter” means the document notifying the Participant of his/her participation in the Program along with specific terms related to such participation.

2.3        “Acquisition Period” means the time period during which the Participant may acquire shares pursuant to this Program.

2.4        “Change in Control” means “Change in Control” as defined in the Ball Corporation 2013 Stock and Incentive Plan or its successor.

2.5        “Committee” means the Human Resources Committee of the Board of Directors of Ball Corporation.

2.6        “Effective Date” means July 27, 2016, which is the effective date of the Amended and Restated Directors Deposit Share Program.

2.7        “Grant Date” means the actual date of issuance of the Restricted Stock Units pursuant to this Program.

2.8        “Holding Period” means the time period during which a Participant is required to retain Newly Acquired Shares in order to have the restrictions lapse as specified in the Award Letter on Restricted Stock Units.

2.9        “Newly Acquired Shares” means Ball Corporation Common Stock acquired by a Participant during the Acquisition Period, including shares acquired via stock option/stock appreciation right exercise.

2.10       “Participant” means any Director, except Directors who are employees of the corporation, who is in office at the time he/she receives an Award Letter.

2.11      “Program” means the Amended and Restated Directors Deposit Share Program as set forth in this document and as amended from time to time.

2.12      “Restricted Stock Units” means units of stock that are awarded to a Participant under this Program pursuant to the Ball Corporation 2013 Stock and Cash Incentive Plan or its successor.

2.13       “Voluntary Resignation” means resignation by a Director during a three-year term.

Effective Date April 25, 2001

Amended and Restated July 27, 2016

3.           Restricted Stock Unit Grant

3.1         Form of Grant –  The grant under this Program shall be a Restricted Stock Unit Grant, pursuant to the Ball Corporation 2013 Stock and Cash Incentive Plan or its successor.  If, at any time or from time to time, during the Acquisition Period or within 45 days thereafter, the Participant provides documentation to the Executive Compensation Programs Department of the Corporation, reasonably satisfactory to the Corporation, of Participant's acquisition of Newly Acquired Shares during the Acquisition Period, together with a written promise by the Participant to hold the shares for the Holding Period, then the Corporation will grant the Participant a designated number of Restricted Stock Units for each Newly Acquired Share so acquired as specified in the Participant's Award Letter, up to the maximum number of Restricted Stock Units also specified in the Participant's Award Letter.

3.2         Minimum Number of Newly Acquired Shares –  The minimum number of Newly Acquired Shares that will be matched by Restricted Stock Units at one time is the lesser of 500 shares or the amount required to complete the award. The Participant may accumulate purchases, and when the total number of accumulated shares is equal to or exceeds 500 shares or the amount required to complete the award, the Participant may then request that matching Restricted Stock Units be issued.

3.3         Grant Date –  Unless otherwise specified in the Award Letter, the Restricted Stock Units will be granted on the 15th of each month provided the documentation required in this Section 3 is received on or before the 5th of that month, otherwise it will be granted the following month. If the 15th occurs on a holiday or weekend, the Restricted Stock Units will be issued on the workday immediately prior to that holiday or weekend.

4.           Holding Period for the Newly Acquired Shares

The Participant must agree that the Newly Acquired Shares for which the Restricted Stock Units were granted will not be sold or transferred during the Holding Period specified in the Award Letter.  Except as provided in Section 5, if the Newly Acquired Shares are not retained during the entire Holding Period, the Restricted Stock Units are forfeited.

5.           Lapse of Restrictions/Forfeiture of Restricted Stock Units

Restrictions on Restricted Stock Units granted pursuant to this Program will lapse as specified in the Award Letter or earlier if a Participant ceases to serve as a Director of Ball Corporation for any reason other than Voluntary Resignation.  A Director who decides not to stand for reelection or is not reelected for a three-year term or a Director who retires at the time of mandatory retirement will not be determined to have voluntarily resigned. In the event of Voluntary Resignation, the Restricted Stock Units will be forfeited.  Also, Restricted Stock Units will be forfeited if the Newly Acquired Shares to which the Restricted Stock Units relate are not retained by the Participant during the Holding Period specified in the Award Letter.

Effective Date April 25, 2001

Amended and Restated July 27, 2016

6.            Additional Cash Payment/Dividend Equivalents

The Participant also will receive a dividend equivalent, if any, payable with respect to the Restricted Stock Units from the date of grant until restrictions lapse.

7.            Miscellaneous

7.1         Administration of the Program – The Human Resources Committee of the Board of Directors shall be the sole administrator of the Program.  The Committee shall have full power to formulate additional details and regulations for carrying out this Program.  The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Program.  Any decision or interpretation of any provision of this Program adopted by the Committee shall be final and conclusive.

7.2         Amendment and Termination of Program – The Committee may at any time amend the Program in whole or in part; provided, however, that no amendment shall be effective to affect the Participant's vested right therein,  and, except as provided below, no amendment shall be effective to decrease the future benefits under the Program payable to any Participant or beneficiary with respect to any amount granted or vested prior to the date of the amendment.   Written notice of any amendments shall be given promptly to each Participant.  No notice shall be required with respect to amendments that are non-material or administrative in nature.

7.3         Successors and Mergers, Consolidations, or Change in Control – The terms and conditions of this Program shall enure to the benefit of and bind the Corporation, the Participants, their successors, assignees, and personal representatives. If a Change in Control shall occur then the rights and obligations created hereunder shall be those outlined in the 2013 Stock and Cash Incentive Plan, or its successor.

7.4         Gender, Singular and Plural –  All pronouns and any variations thereof shall be deemed to refer to the masculine and feminine gender as the identity of the person or persons may require.  As the context may require, the singular may be read as the plural and the plural as the singular.

7.5         Captions –  The captions to the articles, sections, and paragraphs of this Program are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

7.6         Applicable Law –  This Program shall be governed and construed in accordance with the laws of the State of Indiana.

7.7         Validity –  In the event any provision of this Program is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Program.

Effective Date April 25, 2001

Amended and Restated July 27, 2016